Exhibit 23.1


                       CONSENT OF SAMUEL KLEIN AND COMPANY


We consent to the incorporation by reference in Registration Statements No. 33-92972, 333-04703 and 333-09445 of IDM Environmental Corp. on Form S-8 and in Registration Statement No. 333-28485 on Form S-3 of our reports dated April 8, 1998 appearing in the Annual Report on Form 10-K, and amendment number 1 thereto, of IDM Environmental Corp. for the year ended December 31, 1997.


                                                 /s/  Samuel Klein and Company


                                                     SAMUEL KLEIN AND COMPANY



Newark, New Jersey
April 17, 1998




b:/ms/accountantconsent.idm/idm98